                                                                EXHIBIT 22.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-81796, 33-99350, 333-00788, 333-01728 and
333-04052), the Post Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 (No. 333-00468) and the Registration Statements on Form S-3 (Nos. 33-94850, 33-96780, and 33-80683) of FORE Systems, Inc., of our report dated April 25, 1996, appearing on page 43 of the Annual Report on Form 10-K.


/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Pittsburgh, Pennsylvania
June 28, 1996